Exhibit 10.6
SUBLEASE
1.Sublease. This Sublease (“Sublease”) is entered into effective as of the date the last signatory to this Sublease executes this Sublease (“Effective Date”) by and between INPHI CORPORATION, a Delaware corporation (“Sublandlord”), and CREDO SEMICONDUCTOR, INC., a California corporation (“Subtenant”).
WH Silicon Valley V LP, a Delaware limited partnership (successor-in-interest to RTP55 Owner, LLC), as “Landlord” (“Master Landlord”), and Sublandlord, as “Tenant”, are parties to that certain Office Lease, dated October 24, 2019 (“ Master Lease”), as amended or modified by that certain First Amendment to Office Lease made effective as of December 30, 2019, by and between Master Landlord and Sublandlord (the “First Amendment”), pursuant to which Master Landlord leases to Sublandlord, and Sublandlord leases from Master Landlord, certain premises, consisting of approximately one hundred ten thousand six hundred eleven (110,611) rentable square feet of space (“Master Lease Premises”), comprised of (i) all of the eighty-seven thousand six hundred eight (87,608) rentable square feet of space located within the building located at 110 Rio Robles, San Jose, California (“110 Building”), and (ii) twenty-three thousand three (23,003) rentable square feet of space located within the building located at 130 -134 Rio Robles, San Jose, California (“130 Building”). The Master Lease Premises are more particularly described in the Master Lease, a copy of which is attached hereto as Exhibit A and made a part hereof.
Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, a portion of the Master Lease Premises, consisting of all of approximately the eighty-seven thousand six hundred eight (87,608) rentable square feet of space located within the 110 Building, as more particularly shown on Exhibit B attached hereto (“Sublease Premises”).
2.Subordination; Default; Provisions Constituting Sublease.
2.1    Subordination. This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease, and to any and all liens, encumbrances and/or other matters to which the Master Lease may be subject and subordinate in accordance with its terms. Subtenant shall observe and perform all of the obligations of Sublandlord, as “Tenant” under the Master Lease, which are incorporated by reference into this Sublease. Subtenant hereby agrees and warrants that Subtenant has reviewed the terms and conditions of the Master Lease.
2.2    Default Under Master Lease. Subtenant covenants and agrees to refrain from doing or causing to be done, or permitting any act to be done, which would constitute a default under the Master Lease, or might cause the Master Lease or the rights of Sublandlord as “Tenant” under the Master Lease to be terminated or surrendered, or which would or might make Sublandlord liable for any damages, claims or penalty. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all liability, costs, damages, claims, demands and expenses, including, without limitation, attorneys’ fees and costs, arising out of third party claims alleging or resulting from Subtenant’s failure to comply with, observe or perform (i) Subtenant’s obligations under this Sublease and/or (ii) the obligations on the part of the “Tenant” to be performed under the Master Lease, as such obligations are incorporated by reference into this Sublease. Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that Sublandlord shall have no liability to Subtenant as a consequence of Master Landlord’s failure or delay in performing its obligations under the Master Lease. Subtenant’s obligations hereunder, including, without limitation, the obligation of Subtenant to pay Rents (as defined in Section 5 below), shall not be impaired nor shall the performance thereof be excused because of any failure or delay on Master Landlord’s part in performing its obligations under the Master Lease. Under no circumstances shall Subtenant have the right to require performance by Sublandlord of Master Landlord’s obligations. In the event of the termination of Sublandlord’s interest as Tenant under the Master Lease for any reason, then this Sublease shall terminate concurrently therewith without any liability of Sublandlord to Subtenant (except that Sublandlord shall not be excused or relieved of liability if the Master Lease terminates as a result of an uncured default by Tenant under the Lease and such default was not caused by or due to any breach or default by Tenant under this Sublease. Notwithstanding the foregoing, if Sublandlord has reason to believe that Sublandlord’s interest as Tenant under the Master Lease may be terminated for any reason, then Sublandlord shall promptly inform Subtenant.
2.3    Provisions Constituting Sublease. All of the terms and conditions contained in the Master Lease and First Amendment are hereby incorporated into this Sublease by reference and made a part of this Sublease as though set forth in full herein, except for (A) the following provisions of the Master Lease: the Summary of Basic Lease Information, except where and to the extent specifically referenced herein, the phrase “as set forth in Section 2.2 of the Summary” in Section 1.2 (which shall instead be deemed to be “eighty-seven thousand six hundred eight (87,608) rentable square feet”), Section 1.3, Section 1.4, the second (2nd) sentence of Section 2.1, Section 2.2, the first (1st) sentence of Section 3.1, Section 3.2, Section 4.6, the phrase “or subject to reasonable and equitable allocation by Landlord amongst Tenant and any other tenant(s) of the 130 Building” in Section 6.1.2(2), Section 6.4 (only with respect to parenthetical which reads as follows: “(subject to the application of the Tenant Improvement Allowance, as that term is defined in Section 2.1 of the Tenant Work Letter, to the extent permitted by the Tenant Work Letter)”), Section 6.5.1 (only with respect to the words “or deducted from the Tenant Improvement Allowance pursuant to the terms of the Work Letter”), clause (iv) of the penultimate sentence of Section 8.1 (which instead shall be deemed to be “(iv) cost more than Eighty Thousand and 00/100 Dollars ($80,000.00) for a particular job of work per Lease Year and do not exceed more than Five Hundred Sixty Thousand and 00/100 Dollars ($560,000) throughout the entire Lease Term”, the first (1st) sentence of Section 18.1, Article 23 (only with respect to signage on the exterior of the 130 Building), Section 24.4, the phrase “the amount of unreserved parking passes set forth in Section 9 of the Summary” in the first sentence of Article 28 (which shall instead be deemed to be “three hundred twenty-four (324) unreserved parking spaces”), the sixth (6th) and seventh (7th) sentences of Article 28, the second (2nd) sentence of Section 29.2, Section 29.18, Section 29.24, and (B) Exhibit A-1, Exhibit A-2, Exhibit B (and all references in the Master Lease to the Tenant Work Letter), Exhibit F, Exhibit J, Exhibit K attached to the Master Lease, and (C) the entire First Amendment, all of which provisions and exhibits are hereby expressly excluded from the incorporation by reference effected pursuant to this grammatical paragraph above.
For purposes of this Sublease, with respect to those sections of the Master Lease incorporated into this Sublease: (i) all references to “Landlord” and “Tenant” shall be deemed to be references to “Sublandlord” and “Subtenant,” respectively; (ii) all references to the “Lease” shall be deemed to be references to this “Sublease;” (iii) all references to the “Premises” shall be deemed to be references to the “Sublease Premises;” (and all references to the description of the Premises in Exhibit A of the Master Lease shall be deemed to be references to the Sublease Premises shown in Exhibit B attached hereto), (iv) all references to the “Project” shall mean the Project as defined in Section 2.1 of the Summary of Basic Lease Information included in the Master Lease (except the 130 Premises shall be deemed to contain 23,003 rentable square feet of space as provided in the First Amendment), and (v) all references to “Base

Rent” shall be deemed to be references to the “Base Rent” described in Section 5.2 below. The foregoing notwithstanding:
(a)    With respect to any work, services, maintenance, repairs, replacements, restoration, insurance or any other obligation or covenant on the part of the “Landlord” to be performed or observed under the Master Lease, the sole obligation of Sublandlord shall be to promptly request in writing Master Landlord’s performance or observance of the same following Sublandlord’s receipt of Subtenant’s reasonable written request to do so (provided that Subtenant shall have set forth in such written request, in reasonable detail, the nature of (and circumstances surrounding) Master Landlord’s default under the Master Lease), and to use Sublandlord’s commercially reasonable efforts (at no cost or expense to Sublandlord) to obtain the Master Landlord’s performance or observance (provided, however, that “commercially reasonable efforts” shall not include legal action against Master Landlord for its failure to so perform or observe). Any reference to “Landlord” in those sections of the Master Lease dealing with the work, services, maintenance, repairs, replacements, restoration, insurance or any other obligation or covenant on the part of the “Master Landlord” to be performed under the Master Lease shall be deemed to refer to Master Landlord only. Sublandlord shall have no liability to Subtenant with respect to: (a) any representations and warranties made by Master Landlord under the Master Lease; (b) any indemnification, defense or hold harmless obligations of Master Landlord under the Master Lease or other obligations or liabilities of Master Landlord under the Master Lease with respect to compliance with laws, the condition of the Premises (as defined in the Master Lease (including the Sublease Premises)) or hazardous materials, and (c) Master Landlord’s repair, maintenance, replacement, restoration, upkeep, insurance or other obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into this Sublease might otherwise operate to make Sublandlord liable and/or responsible for the performance and/or observance thereof. Without limiting the generality of the foregoing, any and all references to the obligations of “Landlord” in Section 4.4.1 (concerning the preparation of the Statement referred to therein), Section 4.4.2 (concerning the delivery of the Estimate Statement), Article 7, Article 11, Article 24, and Section 29.30 of the Master Lease shall be deemed to mean and refer only to Master Landlord;
If, after Sublandlord’s commercially reasonable efforts to cause Master Landlord’s performance (as described in this Section 2.3(a) above) after Sublandlord’s receipt of written notice from Subtenant (as required pursuant to Section 2.3(a) above), Master Landlord shall remain in material default under the Lease in any of its obligations to Sublandlord (beyond any applicable notice and cure period), Sublandlord may, but shall not be obligated to, elect to (i) take action for the enforcement of Sublandlord’s rights against Master Landlord with respect to such default, or (ii) cure any such default to the extent permitted pursuant to the provisions of the Lease (provided that any and all such steps, actions, or proceedings so instituted by Sublandlord shall be at the sole cost and expense of Subtenant (and paid by Subtenant in advance)). If Sublandlord does not elect to do either of the foregoing within ten (10) business days after Sublandlord’s receipt of Subtenant’s written notice, Subtenant shall have the right to take enforcement action against Master Landlord in its own name and, solely for that purpose, and only to such extent, all of the rights of Sublandlord to enforce any such obligations of Master Landlord under the Lease are hereby conferred upon and are conditionally assigned to Subtenant on a non-exclusive basis and Subtenant is hereby subrogated to such rights to enforce such obligations (including the benefit of any recovery or relief). Notwithstanding the provisions of the immediately preceding sentence, in no event shall Subtenant be entitled to take such action in its own name if such action would constitute a breach or default under the Master Lease. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all loss, cost, liability, claims, damages, actions, causes of action, demands, liens, injuries, judgments and expenses (including, without limitation, reasonable attorneys' fees and costs), penalties and fines incurred in connection with or arising from the taking of any such action. The obligations of

Subtenant under the immediately preceding sentence shall survive the expiration or earlier termination of this Sublease.
(b)    all references to the rights of “Landlord” in Article 5 of the Master Lease, Section 6.4, Section 6.5, Section 8.1, Article 27 and Section 29.31 of the Master Lease shall mean and refer to both Sublandlord and Master Landlord hereunder;
(c)    the insurance carried by Subtenant pursuant to Article 10 of the Master Lease (as incorporated by reference into this Sublease) shall name both Master Landlord and Sublandlord (and all of their respective related and/or designated parties as provided in the Master Lease) as additional insureds and loss payees, as applicable;
(d)    any non-liability, release, waiver, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord that is incorporated by reference into this Sublease shall be deemed to inure to the benefit of Sublandlord, Master Landlord, and any other person (respectively) intended to benefited by such provision(s);
(e)    with respect to any non-monetary obligation of Subtenant to be performed under this Sublease, whenever the Master Lease grants to Sublandlord a specified number of days to perform its corresponding obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have five (5) fewer days to perform the obligation, including, without limitation, curing any such non-monetary defaults;
(f)    Notwithstanding any other provision of this Sublease to the contrary, in the event of a breach of this Sublease by Subtenant that may cause a default under the Master Lease, Sublandlord may, in addition to all other remedies and rights available to Sublandlord at law or in equity or under this Sublease, at Subtenant’s expense and after notice to Subtenant, take such action as may reasonably be required to prevent such matter from maturing into a default under the Master Lease, and Subtenant shall pay such expenses so incurred by Sublandlord within ten (10) days after written demand from Sublandlord;
(g)    Under no circumstances shall Tenant assign or sublease any of its rights or obligations under this Sublease or any interest in the Sublease Premises to any third party without Sublandlord’s consent (which shall not be unreasonably withheld) and Landlord’s consent.
(h)    In confirmation of the incorporation by reference of Section 29.22 of the Master Lease, BY INITIALING BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND SECTION 29.22 OF THE MASTER LEASE, AND ACCEPT THAT, TO THE EXTENT WAIVER OF A JURY TRIAL IS PERMITTED BY LAW, THEY ARE GIVING UP THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY SUBLANDLORD OR SUBTENANT AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.
Sublandlord’s Initials: /s/ RD__        Subtenant’s Initials: /s/ BB__
Those provisions incorporated into this Sublease from the Master Lease, together with the provisions set forth in this Sublease, shall be the complete terms and conditions of this Sublease.

Unless otherwise defined herein, capitalized terms used in this Sublease shall have the meanings ascribed to them in the Master Lease.
3.Sublease Premises.
3.1    Condition of Sublease Premises; Vacation and Surrender. Subtenant agrees and warrants that it has inspected the Sublease Premises and the suitability of the same for Subtenant’s purposes and Subtenant hereby accepts the Sublease Premises in its present, “as-is” condition, with all faults and without representation or warranty by Sublandlord as to the condition of the 110 Building and/or Sublease Premises, or as to the suitability of the same for the Subtenant’s intended use or occupancy. Subtenant does hereby waive and disclaim any objection to, causes of action based upon, or claim that its obligations hereunder should be reduced or limited because of, the condition of the 110 Building and/or Sublease Premises, or the suitability of the same for Subtenant’s use or occupancy. Subtenant acknowledges that neither Sublandlord nor any agent nor any employee of Sublandlord has made any representations or warranties with respect to the 110 Building and/or Sublease Premises, or with respect to the suitability of the same for the conduct of Subtenant’s business. The taking of possession of the Sublease Premises by Subtenant shall conclusively establish that the 110 Building and Sublease Premises were at such time in satisfactory condition. Subtenant hereby agrees and acknowledges that, other than the obligation to deliver the Sublease Premises in the condition set forth in this paragraph below, Sublandlord shall have no obligation whatsoever to perform any work in, or construct or make any alterations or improvements to, the Sublease Premises (or to provide Subtenant any allowance or contribution toward the cost of any such work, alterations or improvements). Sublandlord shall deliver the Sublease Premises to Subtenant in “broom clean” condition, professionally-cleaned (including patching of walls and replacement of ceiling tiles), with the electrical, plumbing and heating, ventilating and air conditioning systems (collectively, the “Systems”) in good working order and repair. Notwithstanding the foregoing, if the System(s) are not in good working order and repair at any time during the initial ninety (90) days of the Sublease Term, then, promptly after receipt of Subtenant’s reasonably-detailed written notice with respect thereto, Sublandlord shall, at Sublandlord’s cost, promptly perform (or cause to be performed) the repair, maintenance, adjustment, and/or other work necessary to place such System(s) in good working order and repair. The provisions of the immediately preceding sentence shall not apply to any defects or deficiencies in any of the Systems caused by the negligence or willful misconduct, or any misuse of such System(s), by Subtenant or any of its agents, employees, affiliates, officers, directors, members, managers, partners, contractors, subcontractors, licensees, invitees or other representatives. For purposes of this Section 3.1 the phrase “good working order and repair” shall mean that the System(s) in question is/are operating in accordance with the specifications therefor.
On or before the expiration or earlier termination of this Sublease, Subtenant shall (A) remove all of its furniture, trade fixtures and other personal property from the Sublease Premises and (B) vacate and surrender the Sublease Premises to Sublandlord in the condition required under the Master Lease, it being the intent of Sublandlord and Subtenant that Sublandlord shall in no event be liable for any repair, removal, restoration and/or reconfiguration obligations of “Tenant” arising under the Master Lease upon the expiration or earlier termination thereof as a result of Subtenant’s use and occupancy of the Sublease Premises, and that Subtenant shall assume any and all such obligations. Without limiting the generality of the preceding sentence, on or before the expiration or sooner termination of this Sublease, Subtenant shall perform, at Subtenant’s sole cost and expense, any and all work relating to the removal of any alterations, additions or improvements installed in the Sublease Premises by or on behalf of Subtenant, including, without limitation, any and all restoration and/or reconfiguration obligations relating to the area(s) affected thereby, to the extent any such work is required by the Master Lease, the Master Landlord and/or Sublandlord. If the Sublease Premises are not so surrendered, then Subtenant shall be liable to

Sublandlord for, and shall indemnify Sublandlord in connection with, any and all costs incurred by Sublandlord to return the Sublease Premises to the required condition. To the extent Sublandlord constructs any of its own tenant improvements in the Sublease Premises, Subtenant shall not remove or alter in any manner the same. The provisions of this Section 3.1 shall survive the expiration or earlier termination of this Sublease.
3.2    Use. Subtenant shall use the Sublease Premises solely for the Permitted Use set forth in, and subject to the terms and conditions of, the Master Lease. Subtenant’s business shall be established and conducted throughout the term hereof in a first-class manner. Subtenant shall not use the Sublease Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation, nor permit any auction sale to be held or conducted on or about the Sublease Premises. Subtenant shall not do or suffer anything to be done upon the Sublease Premises which will cause structural injury to the Sublease Premises. If any act on the part of Subtenant, and/or the use and occupancy of the Sublease Premises by Subtenant shall cause, directly or indirectly, any increase of Master Landlord and/or Sublandlord’s insurance expense, such additional expense shall be paid by Subtenant to Sublandlord upon demand. No such payment by Subtenant shall limit Sublandlord in the exercise of any other rights or remedies, or constitute a waiver of Sublandlord’s right to require Subtenant to discontinue such act or use. Notwithstanding anything to the contrary contained in the Master Lease and/or this Sublease, Subtenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of any Hazardous Materials (as defined in Section 29.38.1 of the Master Lease) on, in or about the Sublease Premises, or transport or permit the transportation of any such Hazardous Materials to or from the Sublease Premises, except for limited quantities used or stored at the Sublease Premises and required in connection with the routine cleaning and maintenance of the Sublease Premises, and then only upon the written consent of Master Landlord and Sublandlord and in compliance with applicable laws.
3.3    Parking. Subject to the terms and conditions of Article 28 of the Master Lease, Subtenant shall be entitled to the use three hundred twenty-four (324) unreserved parking spaces (i.e., 3.7 unreserved parking spaces for every 1,000 rentable square feet of the Sublease Premises).
3.4    Signage. Subject to the terms and conditions of Article 23 of the Master Lease, Subtenant shall have the right, subject to the prior written approval of Landlord (and Sublandlord, which approval of Sublandlord shall not be unreasonably withheld), at Subtenant’s sole cost and expense, to install Subtenant identification signage on the exterior of the 110 Building. Subtenant shall have no right to install signage on the exterior of the 130 Building. For purposes of this Section 3.4, the term “Tenant’s Signage” referred to in Article 23 of the Master Lease shall mean the Subtenant’s identification signage referred to in this Section 3.4.
4.Sublease Term.
4.1    Commencement Date. Subject to satisfaction of the condition set forth in Section 13 hereof, the term of this Sublease (“Sublease Term”) shall commence on April 1, 2022 (“Commencement Date”), and expire, unless sooner terminated, on October 31, 2030 (“Expiration Date”). If Sublandlord is unable to deliver possession of the Sublease Premises to Subtenant on or before any particular date, for any reason, Sublandlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Sublease nor the obligations of Subtenant hereunder (subject to Section 12 hereof), but, in such event, the Commencement Date shall be such date that Sublandlord gives Subtenant written notice that (A) Master Landlord has consented to this Sublease in accordance with Section 13 hereof and (B) the Sublease Premises are ready for occupancy.

Notwithstanding any provision in the Master Lease granting Sublandlord, as “Tenant,” an option to extend the term thereof (including, without limitation, Section 2.2 of the Master Lease), Subtenant shall have no option to extend the term of this Sublease. Within ten (10) days after Sublandlord’s request, Subtenant shall execute and deliver to Sublandlord a written confirmation of the Commencement Date and all other matters set forth therein (and if Subtenant fails to do so, Tenant shall be deemed to have executed and returned the same without exception). Such confirmation shall be conclusive and binding upon Sublandlord and Subtenant; provided, however, Sublandlord’s failure to deliver any such written confirmation to Subtenant shall not affect Sublandlord’s determination of the Commencement Date.
Subtenant shall have reasonable early access to the Subleased Premises beginning on the date Sublandlord has vacated the Sublease Premises (but in no event later than February 1, 2022 or earlier than the date Master Landlord consents to this Sublease) (such date the “Early Access Date”) until the Commencement Date (the “Early Access Period”). During such Early Access Period, Subtenant shall not conduct business operations in the Sublease Premises or any portion thereof, but, subject to the terms and conditions of this Sublease, Subtenant may, during such Early Access Period, install its furniture, furnishings and equipment in the Sublease Premises and install its telephone and telecommunication equipment in the Sublease Premises. Subtenant’s early access shall be subject to all the terms and conditions of this Sublease, including, without limitation, all insurance and maintenance obligations, except for the obligation to pay Rent.
    4.3    Holding Over. Subtenant hereby agrees and acknowledges that Subtenant shall have no right to hold over in the Sublease Premises after the Expiration Date (or earlier termination of this Sublease). If Subtenant remains in possession of the Sublease Premises after the Expiration Date (or earlier termination of this Sublease), Subtenant shall be a tenant-at-sufferance only. Subtenant hereby agrees and acknowledges that, if Subtenant holds over in the Sublease Premises, Sublandlord may be required to pay holdover damages and other amounts under the Master Lease. If Subtenant fails to surrender the Sublease Premises to Sublandlord on or before the Expiration Date (or earlier termination of this Sublease), Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, loss, expenses, damages, or liability resulting from Subtenant’s failure to so surrender (including, without limitation, any amounts due to Master Landlord under Article 16 of the Master Lease).
    4.4    Insurance; Waiver of Subrogation; Exculpation; Indemnity. Subtenant shall carry at all times during the term of this Sublease, at Subtenant’s sole cost and expense, any and all insurance coverage that “Tenant” is obligated to maintain pursuant to the Master Lease. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall furnish to Sublandlord certificates of coverage with respect to any and all insurance coverage required under the Master Lease and this Sublease. Subtenant hereby releases Sublandlord, and its respective agents, employees and contractors, from any and all claims for injury to any property that are caused by or result from risks insured against under any insurance policies carried by Subtenant (or required to be insured against by Subtenant pursuant to the Master Lease as incorporated by reference into this Sublease). The applicable insurance policies shall contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Subtenant shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against Sublandlord in connection with any damage covered by such policy. Notwithstanding anything to the contrary contained in the Master Lease and/or this Sublease, (A) Subtenant hereby assumes all risk of damage to property or injury to persons in or about the Sublease Premises from any cause, and Subtenant hereby waives all claims in respect thereof against Sublandlord and (B) in no event shall Sublandlord have any liability to Subtenant for any lost profits, loss of business, loss of goodwill or any other consequential damages and/or indirect, incidental, exemplary and/or punitive damages of any kind or nature, in each case, however occurring. Subtenant shall indemnify, hold harmless, and defend Sublandlord against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, upon or at the Sublease Premises, or arising out of Subtenant’s or any of its agents’, employees’, affiliates’, officers’, directors’, members’, managers’, partners’, licensees’, invitees’ or other representatives’ use, possession, or occupancy of the 110 Building and/or Sublease Premises, or any work, activity or thing done, allowed or suffered by Subtenant in, on or about the Sublease Premises, the 110 Building or the Project, or applicable part thereof, from any cause whatsoever. Such indemnification shall include and apply to attorneys’ fees, investigation costs, and other costs actually incurred by Sublandlord. Subtenant’s indemnification, defense and hold harmless obligations above shall be in addition to Subtenant’s indemnification, defense and hold harmless obligations under Section 10.1 of the Master Lease incorporated herein by reference. The provisions of this Section 4.4 shall survive termination of the Sublease with respect to any damage, injury, death, breach or default occurring prior to such termination.
5.Rent; Security Deposit.
5.1    Rents. The term “Rents” as used in this Sublease shall mean Base Rent, and all charges, costs and expenses and other Additional Rent (as defined in this Section 5 below) which Subtenant is required to pay under this Sublease. Rents shall be payable in advance on the first (1st) day of each month during the term hereof in lawful money of the United States. Rents shall be payable by Subtenant to Sublandlord without prior notice, demand, offset, abatement or deduction, at the address set forth in Section 10, or at such other place or places as Sublandlord may from time to time direct, and in the event this Sublease commences other than on the first (1st) day of a calendar month, the Rents for such month shall be prorated. Notwithstanding anything to the contrary contained in the Master Lease and/or this Sublease, Subtenant shall be in material breach of this Sublease, and Sublandlord shall be entitled to any and all remedies available to it under this Sublease, at law or in equity, if Subtenant fails to pay any Rents upon such date that any such Rents are due or payable under this Sublease. Notwithstanding the foregoing, to the extent actually known by Sublandlord, Sublandlord shall promptly notify Subtenant if Rents payable by Subtenant under this Sublease are not timely received.

5.2    Base Rent. From and after the Commencement Date, Subtenant shall pay to Sublandlord as Base Rent for the Sublease Premises monthly installments, as follows:

Sublease Term Month	Annualized Base Rent	Monthly Installments	Monthly Base Rent Rates
April 1, 2022 – April 30, 2023*	$1,892,332.80	$157,694.40	$1.80/RSF
May 1, 2023 – April 30, 2024	$1,949,102.76	$162,425.23	$1.854/RSF
May 1, 2024 – April 30, 2025	$2,007,575.88	$167,297.99	$1.910/RSF
May 1, 2025 – April 30, 2026	$2,067,803.16	$172,316.93	$1.967/RSF
May 1, 2026 – April 30, 2027	$2,129,837.28	$177,486.44	$2.026/RSF
May 1, 2027 – April 30, 2028	$2,193,732.36	$182,811.03	$2.087/RSF
May 1, 2028 – April 30, 2029	$2,259,544.32	$188,295.36	$2.149/RSF
May 1, 2029 – April 30, 2030	$2,327,330.64	$193,944.22	$2.214/RSF
May 1, 2030 – October 31, 2030	$2,397,150.60 (to be prorated)	$199,762.55	$2.280/RSF
*Notwithstanding the foregoing, so long as no default on the part of Subtenant shall have occurred under this Sublease, the monthly installment of Base Rent due for the first (1st) month of the Sublease Term shall be conditionally abated; provided, however, Tenant hereby agrees and acknowledges that, if a breach or default results in the termination of this Sublease, in addition to any and all of its rights, powers and remedies as may be permitted at law, in equity and/or under this Sublease, Sublandlord shall be entitled to recover the abated Base Rent that would have been due for the first (1st) month of the Sublease Term. Notwithstanding the foregoing, concurrently with Subtenant’s execution of this Sublease, Subtenant shall pay to Sublandlord in cash or certified funds (A) the monthly installment of Base Rent due for the second (2nd) full calendar month of the Sublease Term (i.e., the amount of One Hundred Fifty-seven Thousand Six Hundred Ninety-four Dollars and Forty Cents ($157,694.40)), plus (B) the estimated Subtenant’s Share of Direct Expenses for the second (2nd) full calendar month of the Sublease Term (i.e., the amount of Fifty-seven Thousand Eight Hundred Twenty-one Dollars and Twenty-eight Cents ($57,821.28)).

5.3    Additional Rent.
(a)    Subtenant’s Share. All references in the Master Lease to “Tenant’s Share” shall be deemed to mean “Subtenant’s Share,” as defined in this Section 5.3(a). For purposes of this Sublease, “Subtenant’s Share” shall be one hundred percent (100%) of the 110 Building and twenty-three and twenty-four one hundredths percent (23.24%) of the Project. Sublandlord shall provide Subtenant with a copy of all notices received by Sublandlord from Master Landlord pursuant to Article 4 of the Master Lease to the extent such notices relate to the Sublease Premises. For purposes of determining the dollar amount of Subtenant’s Share of Direct Expenses due and payable under this Sublease, Sublandlord and Subtenant shall conclusively rely on Master Landlord’s determination of estimated and actual Direct Expenses.
(b)    Operating Expenses and Other Additional Rent. In addition to the Base Rent due pursuant to Section 5.2 of this Sublease, Subtenant shall pay to Sublandlord (collectively, “Additional Rent”): (x) the amount equal to the Subtenant’s Share of the Direct Expenses required to be paid by Sublandlord, as the “Tenant,” under the Master Lease; and (y) excluding Sublandlord’s Base Rent and Sublandlord’s share of Direct Expenses (subject to clause (x) immediately above), any and all “Rent” (as defined in Section 4.1 of the Master Lease) or other amounts required to be paid by Sublandlord, as “Tenant,” pursuant to any other provision of the Master Lease on account of Subtenant’s use and occupancy of the Sublease Premises. Additional Rent shall also include all other charges, costs and expenses and other sums which Subtenant is required to pay under this Sublease (together with all interest and charges that may accrue thereon in the event of Subtenant’s failure to timely pay the same), and all damages, costs and expenses which Sublandlord may incur by reason of any default hereunder by Subtenant. Additional Rent shall accrue hereunder as of the Commencement Date of this Sublease and shall be due at the same time (subject to Section 2.3(e) above), upon the same terms and conditions, and in the same manner as required under the applicable terms of the Master Lease or this Sublease. For the avoidance of doubt, Subtenant shall be solely responsible for any and all cost and expense associated with the utilities and services to the Sublease Premises, it being the intent of the parties that Subtenant shall be solely responsible for directly contracting for all utilities and services, and that neither Master Landlord nor Sublandlord shall have any responsibility therefor. Subtenant acknowledges that the Tenant’s audit right set forth in Section 4.6 of the Master Lease is personal to the Tenant and that the right to audit may not be exercised by the Subtenant. However, if Subtenant desires during the Sublease Term to audit Master Landlord’s books and records or to contest the amount of Direct Expenses payable by the Subtenant under this Sublease, then Subtenant shall inform Sublandlord in writing of Subtenant’s desire to audit Master Landlord’s books and records as they pertain to the Direct Expenses payable by Subtenant under this Sublease and Sublandlord then will promptly request Master Landlord’s consent to allowing Subtenant to audit the Landlord’s books and records (but Sublandlord makes no representation or warranty that Master Landlord will consent).
5.4    Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Two Hundred Thirty Thousand Dollars ($230,000.00) as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant breaches any provision, covenant or condition of this Sublease, including, but not limited to, the payment of Base Rent or Additional Rent, Sublandlord may (but shall not be required to) use all or any part of such security deposit for the payment of any sums in default, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default. If any portion of such security deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount and Subtenant’s failure to do so shall be a material breach of this Sublease.

Sublandlord shall not be required to keep the security deposit separate from its general funds and Subtenant shall not be entitled to interest on such deposit. Within thirty (30) days after the expiration of the Sublease Term, and provided there exists no default by Subtenant hereunder, the Security Deposit or any balance thereof shall be returned to Subtenant (or, at Sublandlord’s option, to Subtenant’s assignee if such assignee is consented to by Sublandlord in its sole and absolute discretion), provided that subsequent to the expiration (or earlier termination) of this Sublease, Sublandlord may retain from said Security Deposit (a) any and all amounts necessary to cure any default in the payment of Base Rent and/or Additional Rent, to repair any damage to the Sublease Premises caused by the Subtenant, and to clean the Sublease Premises upon termination of this Sublease, (b) any amounts that Sublandlord may incur or be obligated to incur in exercising Sublandlord’s rights under this Sublease and (c) any expense, loss or damage that Sublandlord reasonably estimates it may suffer because of Subtenant’s default (including, without limitation, any and all amounts of Base Rent and/or Additional Rent that would have been due under this Sublease had the Sublease remained in effect for the entire term). Without limiting the generality of the preceding sentence, Sublandlord and Subtenant hereby agree that Sublandlord may, in addition, claim and retain from the Security Deposit those sums necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant’s officers, agents, employees, independent contractors or invitees or the default of Subtenant under this Sublease, including, without limitation, the unamortized portion of any leasing commissions and tenant improvement costs (which commissions and tenant improvement costs shall be amortized over the Sublease Term) incurred by Sublandlord in connection with this Sublease and any damages to which Sublandlord is entitled under applicable law (including, without limitation, Section 1951.2 of the California Civil Code) as a result of Subtenant’s default under this Sublease. Should Sublandlord transfer its interest in this Sublease during the term hereof, and if Sublandlord deposits with the assignee the then unapplied funds deposited by Subtenant as aforesaid, Sublandlord shall be discharged from any liability with respect to such Security Deposit. Subtenant hereby waives the provisions of California Civil Code § 1950.7, and all other provisions of law now or hereafter in force, that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Sublease Premises.
6.Damage or Destruction. Sublandlord shall have no obligation to rebuild, restore or repair the Sublease Premises in the event of any damage or destruction thereto; Subtenant acknowledging that such obligation is Master Landlord’s pursuant to Article 11 of the Master Lease. If Master Landlord elects to terminate the Master Lease pursuant to Article 11 of the Master Lease, this Sublease shall terminate concurrently therewith without any liability of Sublandlord to Subtenant. If Sublandlord is entitled to terminate the Master Lease pursuant to Article 11 of the Master Lease and/or applicable law, Sublandlord may elect to terminate the Master Lease in accordance therewith, and in that event this Sublease shall terminate concurrently with the Master Lease, without any liability of Sublandlord to Subtenant. Subtenant shall have no right to terminate this Sublease in the event of damage or destruction to all or a portion of the 110 Building or the Sublease Premises, and Subtenant hereby expressly waives any other rights to terminate this Sublease, including, without limitation, any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage and destruction. If Sublandlord is entitled to and receives rent abatement pursuant to Article 11 of the Master Lease, Subtenant shall be entitled to a proportionate and equitable abatement of rent due under this Sublease (to the extent allocable to the Sublease Premises) as determined by Sublandlord.
7.Condemnation. Sublandlord shall have no obligation to restore the Sublease Premises in the event of any partial taking thereof, Subtenant acknowledging that any such obligation is Master

Landlord’s pursuant to Article 13 of the Master Lease. If Master Landlord elects to terminate the Master Lease pursuant to Article 13 of the Master Lease, this Sublease shall terminate concurrently therewith without any liability of Sublandlord to Subtenant. If Sublandlord is entitled to terminate the Master Lease pursuant to Article 13 of the Master Lease and/or applicable law, Sublandlord may elect to terminate the Master Lease in accordance therewith, and in that event this Sublease shall terminate concurrently with the Master Lease without any liability of Sublandlord to Subtenant. Subtenant shall have no right to terminate this Sublease in the event of condemnation of all or a portion of the 110 Building or the Sublease Premises. Subtenant hereby agrees and acknowledges that, notwithstanding anything to the contrary contained in this Sublease, any and all proceeds or condemnation awards received by Sublandlord under the Master Lease shall be and remain the property of Sublandlord. If Sublandlord is entitled to and receives rent abatement pursuant to Article 13 of the Master Lease, Subtenant shall be entitled to a proportionate and equitable abatement of rent due under this Sublease (to the extent allocable to the Sublease Premises) as determined by Sublandlord.
8.Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Sublease Premises and the negotiation and execution of this Sublease, except Mike Filice and Ron Kilby of CBRE, Inc., on behalf of Sublandlord Frank Friedrich of CBRE, Inc., on behalf of Subtenant. Except as to commissions and fees to be paid as provided in this Section 8, Subtenant shall indemnify, defend and hold harmless Sublandlord from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Sublandlord by any broker, finder or other person with whom Subtenant has or purportedly has dealt with in connection with the Sublease Premises and the negotiation and execution of this Sublease. Sublandlord shall pay broker leasing commissions to CBRE, Inc. in connection with the negotiation and execution of this Sublease pursuant to a separate agreement between Sublandlord and CBRE, Inc.
9.Master Landlord’s Consent; Lease Limitations.
9.1    Master Landlord’s Consent. With respect to any approval or consent required to be obtained from the Master Landlord under the Master Lease, such approval or consent must be obtained from both Master Landlord and Sublandlord, and the approval or consent of Sublandlord may be withheld (and such withholding of consent by Sublandlord shall be deemed reasonable) if Master Landlord’s approval or consent is not obtained. In no event shall Sublandlord have any liability to Subtenant by reason of Master Landlord’s failure or refusal to grant consent to any matter requested by Subtenant. Any references in the Master Lease to “Landlord” in those provisions of the Master Lease dealing with notice to, or the consent of, the “Landlord” shall be deemed to refer to both Master Landlord and Sublandlord. In the event Subtenant requests consent to any matter which requires Master Landlord’s approval or consent, Subtenant shall be responsible for payment of all costs and expenses Sublandlord may be required to pay to Master Landlord in connection therewith.

9.2    Lease Limitations. This Sublease is not intended to provide Subtenant with any rights or remedies in addition to those set forth in the Master Lease, which rights and remedies may be further limited by the provisions of this Sublease.
10.Notices.
10.1    General. Any notice required or desired to be given under this Sublease shall be in writing and all notices shall be given by personal delivery, mailing, or by reputable overnight courier. All notices personally given to Subtenant may be delivered to any person apparently in charge at the

Sublease Premises, or any corporate officer or agent of Subtenant. All notices given by mail shall be served by first-class mail (registered or certified, return receipt requested), postage prepaid, addressed to the addresses set forth below.

To Sublandlord:
Inphi Corporation
c/o Marvell
5488 Marvell Lane
Santa Clara, CA 95054
Attention: Legal - CTG
With copy to:
Inphi Corporation
c/o Marvell
5488 Marvell Lane
Santa Clara, CA 95054
Attention: Head of Real Estate/Facilities
With rent
payments to
be made to:
Marvell Semiconductor Inc.
5488 Marvell Lane
MS 6-301
Santa Clara, CA 95054
United States
To Subtenant:
Credo Semiconductor, Inc.
Joe Sheredy
VP of Systems Engineering
1600 Technology Drive, Fl 7 | San Jose, CA 95110
Cell: +1.408.472.1296
joe.sheredy@credosemi.com
and
With legal
Notices to:
Credo Semiconductor, Inc.
Adam Thorngate-Gottlund
General Counsel
1600 Technology Drive, Fl 7 | San Jose, CA 95110
Direct: +1.408.659.1720
adamtg@credosemi.com
Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this paragraph. Any notice given pursuant to this paragraph shall be deemed served when delivered by personal service, with delivery evidenced by a signed receipt, on the business day following delivery to a reputable overnight courier, or as of seventy-two (72) hours after the deposit thereof in the United States mail.

10.2    Notices from Master Landlord. Subtenant shall send to Sublandlord a copy of all notices and other communications received from Master Landlord within forty-eight (48) hours of receipt.
11.Existing Furniture. During the Sublease Term, Subtenant may use any lab benches and other items of furniture, fixtures and equipment owned by Sublandlord, located within the 110 Building on the Commencement Date of this Sublease, and more particularly described in Exhibit C attached hereto (the “Existing Furniture”). Subtenant hereby agrees and acknowledges that Subtenant shall accept and use such Existing Furniture in its “AS IS” condition, “with all faults” and without any express or implied warranty from Sublandlord (or any of Sublandlord’s agents, employees and/or representatives) of any kind. Without limiting the generality of the preceding sentence, Subtenant acknowledges that Subtenant is not relying on any representations or warranties of any kind whatsoever, express or implied, from Sublandlord, or its agents, employees or other representatives as to any matters concerning such Existing Furniture, including, without limitation, any implied warranty of fitness for a particular purpose. The Existing Furniture shall remain the property of Sublandlord during the Sublease Term. Notwithstanding the preceding sentence, during the Sublease Term, Subtenant shall, at Subtenant’s sole cost and expense, be responsible for cleaning, insuring, repairing, maintaining and replacing the Existing Furniture, and paying any and all taxes levied thereon and/or in connection therewith. Sublandlord shall have no duty to repair, maintain or replace such Existing Furniture; nor shall Sublandlord be obligated to pay any taxes relating to, and/or maintain insurance coverage for, such Existing Furniture. Subtenant hereby assumes all risk of damage to property or injury to persons in connection with the use of the Existing Furniture and Subtenant hereby waives all claims in respect thereof against Sublandlord. Subtenant shall, at Subtenant’s sole cost and expense, maintain the Existing Furniture in good condition and repair during the Sublease Term. For purposes of this Section 11, “good condition and repair” shall mean the condition of such Existing Furniture as of the Commencement Date of this Sublease, reasonable wear and tear excepted. Upon the expiration (or earlier termination) of the Sublease Term, Sublandlord shall transfer title to the Existing Furniture to Subtenant pursuant to a Bill of Sale in the form attached hereto as Exhibit D and made a part hereof. Upon the expiration or earlier termination of this Sublease, Subtenant shall pay to Sublandlord an amount equal to Two Thousand Dollars ($2,000) in consideration for Subtenant’s purchase of the Existing Furniture from Sublandlord. Upon the expiration or earlier termination of this Sublease, Subtenant shall, at Subtenant’s sole cost and expense, remove the Existing Furniture from the Premises and 110 Building and restore any damage to the 110 Building caused by such removal of the Existing Furniture.
12.General.
12.1    Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original for all purposes and together shall constitute one instrument.
12.2    Construction of Sublease Provisions. This Sublease shall not be construed either for or against Subtenant or Sublandlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.
12.3    Entire Agreement. This Sublease, together with all exhibits attached hereto, is the entire agreement between the parties with respect to the Sublease Premises, and there are no binding agreements or representations between the parties except as expressed herein. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Sublandlord or Subtenant, and Sublandlord and Subtenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Sublease. This Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Sublandlord and Subtenant with respect to the Sublease Premises and appurtenances thereto. No addition to, or modification of, any term or provision of this Sublease shall be effective until and unless set forth in a written instrument signed by both Sublandlord and Subtenant. All covenants and indemnities of Subtenant set forth in this Sublease shall survive the expiration or earlier termination of this Sublease.
12.4    Exhibits. All exhibits attached to this Sublease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed a part of this Sublease as though set forth in full in the body of this Sublease.
12.5    Attorneys’ Fees. Any reference to “attorneys’ fees” contained in this Sublease or the Master Lease shall include, without limitation, the properly allocable portion of the internal legal costs of Sublandlord.
12.6    Corporate Authority. Each individual executing this Sublease on behalf of the corporation constituting Subtenant represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of such corporation in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Sublease is binding upon such corporation in accordance with its terms. Concurrently with the execution of this Sublease, Subtenant shall provide to Sublandlord either (i) a copy of such resolution of the board of directors authorizing the execution of this Sublease on behalf of such corporation, which resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the board of directors of said corporation, or (ii) other written evidence satisfactory to Sublandlord showing the authority of the individuals executing this Sublease on behalf of Subtenant to execute this Sublease and bind Subtenant.
13.Condition Precedent to Sublease. The submission of this Sublease for examination does not constitute an option or offer to sublease the Sublease Premises. The effectiveness of the subletting contemplated under this Sublease is expressly conditioned upon Master Landlord’s consent to this Sublease. Accordingly, the subletting contemplated under this Sublease shall not be effective unless and until Master Landlord has consented to this Sublease in writing. Sublandlord shall use commercially reasonable efforts to obtain such consent as soon as reasonably practicable following the execution of this Sublease by Sublandlord and Subtenant. Notwithstanding the foregoing, Sublandlord shall have no liability whatsoever to Subtenant if Sublandlord is unable to obtain such consent from Master Landlord. In the event that Master Landlord’s consent is not obtained within forty (40) days following the submittal of this Sublease (and all other information required under the Master Lease) by Sublandlord to Master Landlord for consent, either Sublandlord or Subtenant shall have the right to terminate this Sublease by providing written notice thereof to the other unless Master Landlord’s consent is obtained prior to the giving of any such notice, in which event such notice shall be of no force or effect. In the event such written notice is given following the lapse of such forty (40) day period and prior to Master Landlord’s consent being obtained, this Sublease shall be deemed null and void and neither Sublandlord nor Subtenant shall have any liability or obligations to the other hereunder (excepting those provisions of this Sublease that are deemed to survive the expiration or earlier termination hereof). For purposes of this Section 12, “Master Landlord’s consent” shall mean the date upon which Master Landlord’s unconditional consent to this Sublease has been obtained or, in the event such consent is conditional, the date upon which such conditions have been fully satisfied (or waived by Master Landlord).
14.OFAC. Subtenant represents, warrants and covenants that neither Subtenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated

Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)(“Order”)and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii)is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).
15.CASp Inspection Disclosure. Sublandlord and Subtenant acknowledge and agree that, to Sublandlord’s actual knowledge (as of the Effective Date), the Sublease Premises have not been inspected by a Certified Access Specialist (“CASp”) pursuant to Section 1938 of the Civil Code. The parties further agree as follows:
Pursuant to California Civil Code Section 1938(e), Sublandlord hereby further discloses to Subtenant the following: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
Notwithstanding the foregoing and/or anything to the contrary contained in this Sublease, Sublandlord and Subtenant hereby agree and acknowledge that, in the event Subtenant desires to obtain a CASp inspection, then:
(x)    Subtenant shall provide Sublandlord with no less than twenty (20) business days’ prior written notice and, upon receipt of such notice, Sublandlord shall have the right to, among other things, (i) select the date and time at which such inspection shall occur, and (ii) have one (1) or more representatives present during such inspection.

(y)    Subtenant hereby agrees and acknowledges that it shall (x) provide Sublandlord with a copy of any and all findings, reports and/or other materials (collectively, the “CASp Report”) provided by the CASp immediately following Subtenant’s receipt thereof, (y) at all times maintain (and cause to be maintained) the CASp Report and its findings (and any and all other materials related thereto) confidential and (z) pay for the CASp inspection and CASp Report at Subtenant’s sole cost and expense. If Subtenant receives a disability access inspection certificate, as described in subdivision (e) of California Civil Code Section 55.53, in connection with or following any CASp inspection undertaken on behalf, or for the benefit, of Subtenant, then Subtenant shall cause such certificate to be provided immediately to Sublandlord.

(z)    If the CASp Report identifies any violation(s) of applicable construction-related accessibility standards (“CASp Violation(s)”), Subtenant shall immediately provide written notice to Sublandlord of any and all such CASp Violation(s). In such event, Subtenant shall, at Subtenant’s sole cost and expense, perform, or cause to be performed, any repairs, modifications and/or other work necessary to correct such the CASp Violation(s) (any such repairs, modifications and/or other work being collectively referred to herein as the “CASp Work”). Subtenant shall commence (or cause the commencement of) such CASp Work no later than fifteen (15) business days after Sublandlord’s receipt of the CASp Report in accordance with the terms and conditions of this Sublease. Subtenant shall diligently prosecute (or cause to be diligently prosecuted) to completion all such CASp Work in a lien free, good and workmanlike manner, and, upon completion, obtain an updated CASp Report showing that the Sublease Premises then comply with all applicable construction-related accessibility standards. Any and all cost and expense associated with the CASp Work and/or the updated CASp Report (which Subtenant shall provide to Sublandlord immediately upon Subtenant’s receipt thereof) shall be at Subtenant’s sole cost and expense.
Without limiting the generality of the foregoing, Subtenant hereby agrees and acknowledges that: (i) Subtenant assumes all risk of, and agrees that Sublandlord shall not be liable for, any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) sustained as a result of the Sublease Premises not having been inspected by a Certified Access Specialist (CASp); (ii) Subtenant’s indemnity obligations set forth in this Sublease shall include any and all claims relating to or arising as a result of the Sublease Premises not having been inspected by a Certified Access Specialist (CASp); and (iii) Sublandlord may require, as a condition to its consent to any alterations, additions or improvements, that the same be inspected and certified by a Certified Access Specialist (CASp) (following completion) as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.
[balance of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Sublease effective as of the date first set forth above.

SUBLANDLORD:

INPHI CORPORATION,
a Delaware corporation

By:	/s/ Rachelle Daryoush
Name:	Rachelle Daryoush
Its:	Senior Director and Associate General
Counsel, Commercial

SUBTENANT:

CREDO SEMICONDUCTOR, INC.,
a California corporation

By:	/s/ Bill Brennan
Name:	Bill Brennan

Its:	CEO

By:
Name:
Its:

Dated:	June 29, 2021

EXHIBIT A
MASTER LEASE

EXHIBIT B
SUBLEASE PREMISES

EXHIBIT C
EXISTING FURNITURE

EXHIBIT D
BILL OF SALE
BILL OF SALE
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, INPHI CORPORATION, a Delaware corporation (“Seller”), does hereby grant, bargain, sell, transfer, set over, assign, convey and deliver to CREDO SEMICONDUCTOR, INC., a California corporation (“Buyer”), all of the lab benches and other furniture and equipment owned by Seller that is located within the Premises subleased by Seller to Buyer pursuant to that certain Sublease dated as of _________________, 2021, as of the expiration or earlier termination of such Sublease, and more particularly listed on Schedule 1 attached hereto (the “Existing Furniture”).
BUYER ACKNOWLEDGES THAT SELLER IS SELLING AND BUYER IS PURCHASING SUCH EXISTING FURNITURE ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, EMPLOYEES OR BROKER AS TO AN MATTERS CONCERNING SUCH EXISTING FURNITURE. WITH RESPECT TO ALL MATTERS TRANSFERRED HEREUNDER, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE OF CALIFORNIA (OR ANY OTHER STATE).
This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.
This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year written below.

SELLER:

INPHI CORPORATION,
a Delaware corporation

By:
Name:
Its:

SCHEDULE 1 TO BILL OF SALE
LIST OF EXISTING FURNITURE